Ex. 10.8

Mehdizadeh Employment Understanding

(i)       Salary. Consultant shall receive a base monthly salary Compensation in the amount of $12,500 payable to Vincent Chase, Inc. ("Base Salary").

(ii)      Payment. The Base Salary Compensation shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.